EUROHOLDINGS

NUMBER

SHARES

FORMED UNDER THE LAWS OF REPUBLIC OF THE MARSHALL ISLANDS

CUSIP Y234DY 10 9

SEE REVERSE FOR CERTAIN DEFINITIONS AND LEGENDS

This certifies that

is the record holder of

FULLY PAID AND NON-ASSESSABLE COMMON SHARES, $.01 PAR VALUE EACH, OF

EUROHOLDINGS LTD

(hereinafter called the "Company"), transferable on the books of the Company in person or by duly authorized attorney upon surrender of this Certificate properly endorsed or assigned. This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Articles of Incorporation, as amended, and the Bylaws, as amended, of the Company (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Company and the facsimile signature of its duly authorized officer(s).

EUROHOLDINGS LTD
March 20, 2024
REPUBLIC OF THE MARSHALL ISLANDS

CHIEF EXECUTIVE OFFICER

SECRETARY

COUNTERSIGNED AND REGISTERED:
EQUINITI TRUST COMPANY, LLC
TRANSFER AGENT
AND REGISTRAR

BY:

AUTHORIZED SIGNATURE

D

The Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any class of preferred shares in series, the designation, relative rights, preferences and limitations of each such series so far as the same have been fixed and the authority of the board of directors to designate and fix the relative rights, preferences and limitations of other series. Such request may be made to the office of the Secretary of the Corporation or to the Transfer Agent.

This certificate and the shares represented thereby are issued and shall be held subject to all of the provisions of the Articles of Incorporation and Bylaws, and all amendments thereto, and resolutions of the board of directors providing for the issuance of shares of preferred stock (copies of which may be obtained from the Secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents. The board of directors may require the owner of a lost or destroyed share certificate, or his, her, or its legal representative, to give the Corporation a bond to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against them on account of the alleged loss or destruction of any such certificate.

THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN AN AMENDED AND RESTATED SHAREHOLDERS RIGHTS AGREEMENT BETWEEN EUROHOLDINGS LTD AND EQUINITI TRUST COMPANY, LLC, AS THE RIGHTS AGENT, DATED AS OF JUNE 23, 2025 (AS MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, THE "RIGHTS AGREEMENT"), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF EUROHOLDINGS LTD. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. EUROHOLDINGS LTD WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT WITHOUT CHARGE AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common
TEN ENT – as tenants by the entireties
JT TEN – as joint tenants with right of survivorship and not as tenants in common
COM PROP – as community property

UNIF GIFT MIN ACT – .... Custodian ....
(Cust) (Minor)
under Uniform Gifts to Minors
Act..........................
(State)
UNIF TRF MIN ACT – .... Custodian (until age ....)
(Cust)
.... under Uniform Transfers
(Minor)
to Minors Act..........................
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, ______________________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____

____

______________________________ shares
represented by within Certificate, and do hereby irrevocably constitute and appoint

______________________________ attorney-in-fact
to transfer the said shares on the books of the within-named Company with full power of the substitution in the premises.

Dated ______________________________

X ______________________________

X ______________________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed:

By ______________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15. GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE. SIGNATURE GUARANTEES MUST NOT BE DATED.